SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 31, 2010

Dear Stockholder:

I am pleased to invite you to attend the 2010 annual meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Tuesday, May 11, 2010, at the DoubleTree Hotel Boston — Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts (the “Annual Meeting”). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet voting systems, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in “street name” by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely yours,

David J. McLachlan
Chairman of the Board

Skyworks Solutions, Inc. Stockholder Invitation  6

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 11, 2010

To the Stockholders of Skyworks Solutions, Inc.:

The 2010 annual meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Tuesday, May 11, 2010, at the DoubleTree Hotel Boston — Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts (the “Annual Meeting”) to act upon the following proposals:

1. To elect three members of the Board of Directors of the Company to serve as Class II directors with terms expiring at the 2013 annual meeting of stockholders.

2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2010.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 23, 2010, are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, we urge you to vote promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet by visiting the Website address listed on your proxy card. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please complete, sign, date and return each proxy card, or complete each proxy by telephone or the Internet, to ensure that all of your shares are voted. Your proxy may be revoked at any time prior to the Annual Meeting. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), your broker (or other nominee) will provide you with instructions on how you can vote your shares. Further, if you hold your shares in “street name” you will not be able to attend the Annual Meeting, and your vote in person at the Annual Meeting will not be effective, unless you have obtained and present a proxy issued in your name from the broker (or other nominee).

By Order of the Board of Directors,

MARK V.B. TREMALLO
Vice President, General Counsel and Secretary

Woburn, Massachusetts
March 31, 2010

Skyworks Solutions, Inc. Notice of Annual Meeting  7

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 11, 2010
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS TO BE VOTED
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
COMPENSATION COMMITTEE REPORT
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OTHER PROPOSED ACTION
OTHER MATTERS

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”), for use at the Company’s annual meeting of stockholders to be held at 2:00 p.m., local time, on Tuesday, May 11, 2010, at the DoubleTree Hotel Boston — Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts or at any adjournment or postponement thereof (the “Annual Meeting”). The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation for the fiscal year ended October 2, 2009, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about March 31, 2010.

Only stockholders of record at the close of business on March 23, 2010 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of March 23, 2010, there were 176,540,855 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ certificate of incorporation and by-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting. As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet.

If your shares are held on your behalf by a third party such as your broker (or another nominee) and are registered in the name of your broker (or other nominee), thereby making the broker (or other nominee) the stockholder of record and you the beneficial owner, we refer to your shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information as to the manners in which you are able to instruct them as to the voting of your “street name” shares. If your shares are held in “street name” and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from your broker (or other nominee).

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote the shares with respect to “discretionary” matters as described below but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular matter) but does not indicate a vote for a particular proposal because the broker (or other nominee) does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count “broker non-votes” for the purpose of determining a quorum. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Skyworks Solutions, Inc. Proxy Statement  8

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions for, and does not have discretionary voting authority for, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters).

Pursuant to the Company’s by-laws, directors are elected by a plurality vote of all votes cast for the election of directors at the Annual meeting and, therefore, the three nominees for director who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Shares that abstain from voting will not affect the outcome of the election of directors. Unlike prior years, this year and going forward, uncontested elections of directors are not considered to be “discretionary” matters for certain brokers and, as a result, those brokers are not authorized to vote “street name” shares in the absence of instructions from the beneficial owner. Thus, if you do not provide specific instructions to your broker on how to vote any of your “street name” shares with respect to the election of our directors, your broker may not be able to vote those shares in its discretion and, in such case, a “broker non-vote” would occur and no vote would be counted for purposes of the election of our directors. “Broker non-votes” will not affect the outcome of our election directors. Therefore, with respect to shares held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to such broker (or other nominee) as to how to vote on the election of directors by signing, dating and returning to the broker (or other nominee) the instruction card provided by that broker (or other nominee). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Regarding Proposal 2, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Unlike the election of directors, Proposal 2 involves a matter on which a broker (or other nominee) does have discretionary authority to vote and as a result, if you do not instruct your broker (or other nominee) as to how you want to vote your shares, your broker (or other nominee) is entitled to vote your shares in its discretion. With respect to Proposal 2, an abstention will have the same effect as a “no” vote. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

An automated system administered by the Company’s transfer agent tabulates the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

The persons named as attorneys-in-fact in the this proxy statement, David J. Aldrich and Mark V.B. Tremallo, were selected by the Board of Directors and are officers of the Company. Each executed proxy card returned prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the three nominees to the Board of Directors and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2010 fiscal year.

Skyworks Solutions, Inc. Proxy Statement  9

If you plan to attend the Annual Meeting, please be sure to check the designated box on your proxy card indicating your intent to attend, and save the admission ticket attached to your proxy (the top half); or, indicate your intent to attend through Skyworks’ telephone or Internet voting procedures, and save the admission ticket attached to your proxy. If your shares are held in “street name” by your broker (or other nominee), please check your instruction card or contact your broker (or other nominee) to determine whether you will be able to indicate your intent to attend by telephone or via the Internet. In order to be admitted to the Annual Meeting, you will need to present your admission ticket, as well as provide a valid picture identification, such as a driver’s license or passport. If your shares are held in “street name” by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it at the Annual Meeting in order to vote.

Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-4700. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or voted by telephone or via the Internet, as described therein). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

If you are a participant in the Skyworks 401(k) Savings and Investment Plan, you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 11, 2010

The Proxy Statement and the Company’s Annual Report are available at www.skyworksinc.com/annualreport.

Skyworks Solutions, Inc. Proxy Statement  10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of March 12, 2010, by the following individuals or entities: (i) each person who beneficially owns 5% or more of the outstanding shares of the Company’s common stock as of March 12, 2010; (ii) the Named Executive Officers (as defined herein under the heading “Compensation Tables for Named Executive Officers”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 12, 2010, there were 176,208,021 shares of Skyworks common stock issued and outstanding.

In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 12, 2010, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares		Percent
Names and Addresses of Beneficial Owners(1)	Beneficially Owned(2)		of Class

FMR LLC	22,512,176	(3)	12.8%
Wellington Management Company, LLP	17,993,820	(4)	10.2%
BlackRock, Inc.	12,746,185	(5)	7.2%
Frontier Capital Management Co., LLC	11,067,514	(6)	6.3%
The Vanguard Group, Inc.	10,650,764	(7)	6.0%
David J. Aldrich	2,212,452	(8)	1.2%
Kevin L. Beebe	126,250		(*	)
Moiz M. Beguwala	228,945		(*	)
Bruce J. Freyman	378,854	(8)	(*	)
Timothy R. Furey	156,250		(*	)
Liam K. Griffin	456,747	(8)	(*	)
Balakrishnan S. Iyer	291,767		(*	)
Thomas C. Leonard	202,807		(*	)
David P. McGlade	111,250		(*	)
David J. McLachlan	158,850		(*	)
Donald W. Palette	77,990	(8)	(*	)
Robert A. Schriesheim	81,250		(*	)
Gregory L. Waters	531,886	(8)	(*	)
All current directors and executive officers as a group (15 persons)	5,428,334	(8)	3.0%

*	Less than 1%

(1)	Unless otherwise noted in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)	Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 12, 2010 (the “Current

Skyworks Solutions, Inc. Proxy Statement  11

Options”), as follows: Mr. Aldrich — 1,722,754 shares under Current Options; Mr. Beebe — 101,250 shares under Current Options; Mr. Beguwala — 190,590 shares under Current Options; Mr. Freyman — 280,000 shares under Current Options; Mr. Furey — 131,250 shares under Current Options; Mr. Griffin — 310,000 shares under Current Options; Mr. Iyer — 260,685 shares under Current Options; Mr. Leonard — 146,250 shares under Current Options; Mr. McGlade — 86,250 shares under Current Options; Mr. McLachlan — 131,250 shares under Current Options; Mr. Palette — 10,000 shares under Current Options; Mr. Schriesheim — 56,250 shares under Current Options; Mr. Waters — 370,780 shares under Current Options; current directors and executive officers as a group (15 persons) — 4,037,615 shares under Current Options.

(3)	Consists of shares beneficially owned by FMR LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of its sole ownership of Fidelity Management & Research Company (“Fidelity Research”) and indirect ownership of Pyramis Global Advisors Trust Company (“PGATC”). Fidelity Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 21,636,156 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 that hold the shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Research, and the funds each has sole power to dispose of the 21,636,156 shares owned by the funds. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisory Act of 1940, is the beneficial owner of 412,000 shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power and sole power to vote or to direct the voting of the 412,000 shares owned by institutional accounts or funds advised by PGALLC. PGATC, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the “Exchange Act”), is the beneficial owner of 464,020 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 464,020 shares and sole power to vote or to direct the voting of 450,610 shares owned by the institutional accounts managed by PGATC. Of the shares beneficially owned, FMR LLC (through its ownership Fidelity Research and PGATC) has sole voting power with respect to 862,610 shares and sole disposition power with respect to 22,512,176 shares. The address of Fidelity Research and Fidelity Trust is 82 Devonshire Street, Boston, MA 02109. The address of PGATC and PGALLC is 900 Salem Street, Smithfield, Rhode Island, 02917. With respect to the information relating to the affiliated FMR LLC entities, the Company has relied on information supplied by FMR LLC on a Schedule 13G filed with the SEC on March 10, 2010.

(4)	Consists of shares beneficially owned by Wellington Management Company, LLP, which has shared voting power as to 13,823,929 shares and shared dispositive power over all such shares. With respect to the information relating to Wellington Management Company, LLP, the Company has relied on information supplied by Wellington Management Company, LLP on a Schedule 13G filed with the SEC on January 11, 2010. The address and principal business office of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(5)	Consists of shares beneficially owned by BlackRock, Inc., through its subsidiary Barclays Global Investors, NA and certain of its affiliates (“BGI Entities”). BlackRock, Inc. has sole voting and sole dispositive power as to all shares. With respect to the information relating to BlackRock, Inc., the Company has relied on information supplied by BlackRock Inc. on a Schedule 13G filed with the SEC on January 29, 2010. The address of the principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)	Consists of shares beneficially owned by Frontier Capital Management Co., LLC, which has sole voting control and sole dispositive power over all such shares. With respect to the information relating to Frontier Capital Management Co., LLC, the Company has relied on information supplied by Frontier Capital Management Co., LLC on a Schedule 13G filed with the SEC on February 12, 2010. The address and principal business office of the Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

(7)	Consists of shares beneficially owned by The Vanguard Group, Inc., which has sole voting control as to 215,780 shares, sole dispositive power as to 10,434,984 shares, and shared dispositive power as to 215,780 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group,

Skyworks Solutions, Inc. Proxy Statement  12

Inc., which serves as investment manager of collective trust accounts, is also deemed to be the beneficial owner of 215,780 shares. With respect to the information relating to The Vanguard Group, Inc., the Company has relied on information supplied by The Vanguard Group, Inc. on a Schedule 13G/A filed with the SEC on February 5, 2010. The address and principal business office of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Includes shares held in the Company’s 401(k) Savings and Investment Plan as of March 1, 2010.

Skyworks Solutions, Inc. Proxy Statement  13

PROPOSALS TO BE VOTED

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation and by-laws provide that the Board of Directors is divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors, and having a three-year term. The Board of Directors currently is composed of nine (9) members: three Class I directors, three Class II directors and three Class III directors. The terms of these three classes are staggered in a manner so that only one class is elected by stockholders annually.

Messrs. Kevin L. Beebe, Timothy R. Furey and David J. McLachlan have been nominated for election as Class II directors to hold office until the 2013 annual meeting of stockholders and thereafter until their successors have been duly elected and qualified. Directors are elected by a plurality of all votes cast for the election of directors at the meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the three nominees.

Each person nominated for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve the attorneys-in-fact named in this proxy statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors. No director, director nominee or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Skyworks Solutions, Inc. Proxy Statement  14

Set forth below is summary information for each person nominated for election as a director at the Annual Meeting and each director whose term of office will continue after the Annual Meeting, including the year such nominee or director was first elected a director, the positions currently held by each nominee and each director with the Company, the year each nominee’s or director’s term will expire and class of director of each nominee and each director. This information is followed by additional biographical information about these individuals, as well as the Company’s other executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

		Year
Nominee’s or Director’s		Director
Name (Year He		Term Will	Class of
First Became a Director)	Position(s) with the Company	Expire	Director

Nominees:
Kevin L. Beebe (2004)(1)(2)	Non-Employee Director	2010	II
Timothy R. Furey (1998)(2)(3)	Non-Employee Director	2010	II
David J. McLachlan (2000)(1)(3)	Non-Employee Director and Chairman of the Board	2010	II

Continuing Directors:
David J. Aldrich (2000)	President, Chief Executive Officer and Director	2011	III

Moiz M. Beguwala (2002)(1)(3)	Non-Employee Director	2011	III
David P. McGlade (2005)(2)(3)	Non-Employee Director	2011	III
Balakrishnan S. Iyer (2002)(1)(3)	Non-Employee Director	2012	I
Thomas C. Leonard (1996)	Non-Employee Director	2012	I
Robert A. Schriesheim (2006)(1)(2)	Non-Employee Director	2012	I

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Skyworks Solutions, Inc. Proxy Statement  15

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each director and executive officer of the Company his position with the Company as of March 15, 2010:

Name	Title

David J. McLachlan	Chairman of the Board
David J. Aldrich	President, Chief Executive Officer and Director
Kevin L. Beebe	Director
Moiz M. Beguwala	Director
Timothy R. Furey	Director
Balakrishnan S. Iyer	Director
Thomas C. Leonard	Director
David P. McGlade	Director
Robert A. Schriesheim	Director
Donald W. Palette	Vice President and Chief Financial Officer
Bruce J. Freyman	Vice President, Worldwide Operations
Liam K. Griffin	Senior Vice President, Sales and Marketing
George M. LeVan	Vice President, Human Resources
Mark V.B. Tremallo	Vice President, General Counsel and Secretary
Gregory L. Waters	Executive Vice President and General Manager, Front-End Solutions

David J. Aldrich, age 53, has served as Chief Executive Officer, President and Director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1996 to May 1999, when he was appointed Executive Vice President, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions), including Manager Integrated Circuits Active Products, Corporate Vice President of Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division. Mr. Aldrich has also served since February 2007 as a director of Belden Inc. (a publicly traded designer and manufacturer of cable products and transmission solutions).

Kevin L. Beebe, age 50, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial and operational advice to investors and management, and whose clients include Carlyle Group, GS Capital Partners, KKR and TPG Capital). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation, a telecommunications services company. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as a director for SBA Communications Corporation (a publicly traded North American operator of wireless communications towers).

Moiz M. Beguwala, age 63, has been a director since June 2002. He served as Senior Vice President and General Manager of the Wireless Communications business unit of Conexant from January 1999 to June 2002. Prior to Conexant’s spin-off from Rockwell International Corporation, Mr. Beguwala served as Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc. from October 1998

Skyworks Solutions, Inc. Proxy Statement  16

to December 1998; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor Systems, Inc. from January 1998 to October 1998; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc. from October 1995 to January 1998. Mr. Beguwala serves on the Board of Directors of Powerwave Technologies, Inc. (a publicly traded wireless solutions supplier for communications networks worldwide) and as Chairman of the Board of RF Nano Corporation (a privately held semiconductor company in Newport Beach, CA).

Timothy R. Furey, age 51, has been a director since 1998. He has been Chief Executive Officer of MarketBridge (a privately owned sales and marketing strategy and technology professional services firm) since 1991. His company’s clients include organizations such as IBM, British Telecom and other global Fortune 500 companies selling complex technology products and services into both OEM and end-user markets. Prior to 1991, Mr. Furey held a variety of consulting positions with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute.

Balakrishnan S. Iyer, age 53, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from October 1998 to June 2003, and has been a director of Conexant since February 2002. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was corporate controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Conexant, Life Technologies Corp., Power Integrations, Inc., QLogic Corporation, and IHS Inc. (each a publicly traded company).

Thomas C. Leonard, age 75, has been a director since August 1996. From April 2000 until June 2002, he served as Chairman of the Board of the Company, and from September 1999 to April 2000, he served the Company as Chief Executive Officer. From July 1996 to September 1999, he served as President and Chief Executive Officer. Mr. Leonard joined the Company in 1992 as a Division General Manager and was elected a Vice President in 1994. Mr. Leonard has over 30 years of experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

David P. McGlade, age 49, has been a director since February 2005. Since April 2005, he has served as the Chief Executive Officer and Deputy Chairman of Intelsat Global S.A. (a privately held worldwide provider of fixed satellite services). Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS.

David J. McLachlan, age 71, has been a director since 2000 and Chairman of the Board since May 2008. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation (a publicly traded biotechnology company) from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President and Chief Financial Officer of Adams-Russell Company (an electronic component supplier and cable television franchise owner). Mr. McLachlan also serves on the Board of Directors of Dyax Corp. (a publicly traded biotechnology company) and HearUSA, Ltd. (a publicly traded hearing care services company).

Robert A. Schriesheim, age 49, has been a director since 2006. Mr. Schriesheim currently serves as the Chief Financial Officer of Hewitt Associates, Inc. (a publicly traded global human resources consulting and outsourcing company). Previously, from October 2006 until December 2009, he was the Executive Vice President, Chief Financial Officer and Principal Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider). From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. Mr. Schriesheim is also a director of Lawson Software, Inc. and Enfora (a privately held provider of intelligent wireless machine-to-machine modules and integrated platform solutions).

Donald W. Palette, age 52, joined the Company as Vice President and Chief Financial Officer of Skyworks in August 2007. Previously, from May 2005 until August 2007, Mr. Palette served as Senior Vice President, Finance and Controller of Axcelis Technologies, Inc. (a publicly traded semiconductor equipment manufacturer). Prior to

Skyworks Solutions, Inc. Proxy Statement  17

May 2005, he was Axcelis’ Controller beginning in 1999, Director of Finance beginning August 2000, and Vice President and Treasurer beginning in 2003. Before joining Axcelis in 1999, Mr. Palette was Controller of Financial Reporting/Operations for Simplex, a leading manufacturer of fire protection and security systems. Prior to that, Mr. Palette was Director of Finance for Bell & Howell’s Mail Processing Company, a leading manufacturer of high speed mail insertion and sorting equipment.

Bruce J. Freyman, age 49, joined the Company as Vice President, Worldwide Operations in May 2005. Previously, he served as President and Chief Operating Officer of Amkor Technology and also held various senior management positions, including Executive Vice President of Operations from 2001 to 2004. Earlier, Mr. Freyman spent 10 years with Motorola managing their semiconductor packaging operations for portable communications products.

Liam K. Griffin, age 43, joined the Company in August 2001 and serves as Senior Vice President, Sales and Marketing. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems. Mr. Griffin also serves as a director of Vicor Corp. (a publicly traded designer, developer, manufacturer and marketer of modular power components and complete power systems).

George M. LeVan, age 64, has served as Vice President, Human Resources since June 2002. Previously, Mr. LeVan served as Director, Human Resources, from 1991 to 2002 and has managed the human resource department since joining the Company in 1982. Prior to 1982, Mr. LeVan held human resources positions at Data Terminal Systems, Inc., W.R. Grace & Co., Compo Industries, Inc. and RCA.

Mark V.B. Tremallo, age 53, joined the Company in April 2004 and serves as Vice President, General Counsel and Secretary. Previously, from January 2003 to April 2004, Mr. Tremallo was Senior Vice President and General Counsel at TAC Worldwide Companies (a technical workforce solutions provider). Prior to TAC, from May 1997 to May 2002, he was Vice President, General Counsel and Secretary at Acterna Corp. (a global communications test equipment and solutions provider). Earlier, Mr. Tremallo served as Vice President, General Counsel and Secretary at Cabot Safety Corporation.

Gregory L. Waters, age 49, joined the Company in April 2003, and has served as Executive Vice President and General Manager, Front-End Solutions since October 2006, Executive Vice President beginning November 2005, and Vice President and General Manager, Cellular Systems as of May 2004. Previously, from February 2001 until April 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems and, beginning in 1998, held positions there as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions within Texas Instruments, including Director of Network Access Products and Director of North American Sales.

CORPORATE GOVERNANCE

General

Board of Director Meetings:  The Board of Directors met four (4) times during the fiscal year ended October 2, 2009 (“fiscal year 2009”). Each director attended at least 75% of the Board of Directors meetings and the meetings of the committees of the Board of Directors on which he served during fiscal year 2009.

Director Independence:  Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the NASDAQ Stock Market LLC (the “NASDAQ Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic

Skyworks Solutions, Inc. Proxy Statement  18

relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Moiz M. Beguwala, Timothy R. Furey, Balakrishnan S. Iyer, Thomas C. Leonard, David J. McLachlan, David P. McGlade and Robert A. Schriesheim, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of the Company under applicable NASDAQ Rules.

Corporate Governance Guidelines:  The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s Corporate Governance Guidelines is available on the Investor Relations portion the Company’s website at: http://www.skyworksinc.com.

In accordance with these Corporate Governance Guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2009. The Chairman of the Board serves as presiding director for these meetings.

Stockholder Communications:  Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

Codes of Ethics:  We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors (the “Code”), as well as a Code of Ethics for Principal Financial Officers. The Code applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics free of charge through our website, which is located at www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed pursuant to rules of the SEC and the NASDAQ Rules by posting any such amendment or waivers on our website and disclosing any such waivers in a Form 8-K filed with the SEC.

Executive Officer Stock Ownership Requirements.  We have adopted an Executive Officer Stock Ownership program that requires our executive officers, including our Named Executive Officers, to hold a significant equity interest in Skyworks and aims to more closely align the interests of our executive officers with those of our stockholders. The minimum number of shares of our common stock that the guidelines require our Named Executive Officers to hold while serving in their capacity as executive officers is as follows:

Position	Minimum Share Requirement
President and Chief Executive Officer	Lesser of (a) number of shares with a FMV equal to 3x current base salary or (b) 251,000 shares
VP and Chief Financial Officer; Executive Vice President and GM FES; Senior Vice President Sales and Marketing; Vice President, Worldwide Operations	Lesser of (a) number of shares with a FMV equal to 1.5x current base salary or (b) 69,000, 79,000, 74,000 or 74,000 shares, respectively.

Currently serving executive officers must attain their stipulated ownership levels by September 16, 2011. Any new executive officer the Company may hire must comply with the stock ownership requirements by the fifth

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anniversary of the date that such officer commences service with us. The Compensation Committee intends to monitor holdings to ensure that each named executive officer meets his stock ownership guidelines requirements within the applicable timeframe.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee:  We have established an Audit Committee comprised of the following individuals, each of whom qualifies as independent within the meaning of the applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act: Messrs. Schriesheim (Chairman), Beebe, Iyer, Beguwala and McLachlan.

The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at: http://www.skyworksinc.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP for fiscal year 2009. The Audit Committee met eight (8) times during fiscal year 2009.

Audit Committee Financial Expert:  The Board of Directors has determined that each of Mr. Schriesheim (Chairman), Mr. Iyer and Mr. McLachlan, meets the qualifications of an “audit committee financial expert” under SEC Rules and the qualifications of “financial sophistication” under the applicable NASDAQ Rules, and qualifies as “independent” as defined under the applicable NASDAQ Rules.

Compensation Committee:  We have also established a Compensation Committee comprised of the following individuals, each of whom qualifies as independent within the meaning of the applicable NASDAQ Rules: Messrs. Furey (Chairman), Beebe, McGlade and Schriesheim. The Compensation Committee met four (4) times during fiscal year 2009. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation, of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ equity-based compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

The Compensation Committee has engaged Aon/Radford Consulting to assist it in determining the components and amount of executive compensation. The consultant reports directly to the Compensation Committee, through its chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis.”

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Nominating and Corporate Governance Committee:  The members of the Nominating and Corporate Governance Committee, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules, are Messrs. Iyer (Chairman), Beguwala, Furey, McGlade, and McLachlan. The Nominating and Corporate Governance Committee met three (3) times during fiscal year 2009. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

Director Nomination Procedures:  The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

•	A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

•	A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

•	The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

•	Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

•	Leadership or substantial achievement in their particular fields;

•	Demonstrated ability to exercise sound business judgment;

•	Integrity and high moral and ethical character;

•	Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•	Capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

•	Ability to work well with others;

•	High degree of interest in the business of the Company;

•	Dedication to the success of the Company;

•	Commitment to the responsibilities of a director; and

•	International business or professional experience.

In addition, the committee will consider that a majority of the Board of Directors must meet the independence requirements of the applicable NASDAQ Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees

Skyworks Solutions, Inc. Proxy Statement  21

in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance Committee has not received a recommendation for a director nominee from any stockholder of the Company.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors in 2011 may do so by submitting a written recommendation to the committee not later than December 31, 2010, in accordance with the procedures set forth below in this Proxy Statement under the heading “Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

•	Name of the stockholder, whether an entity or an individual, making the recommendation;

•	A written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

•	Name of the individual recommended for consideration as a director nominee;

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

•	A written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable NASDAQ Rules;

•	A written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

•	A written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest.

Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary of Skyworks Solutions, Inc.

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending October 1, 2010 (“fiscal year 2010”), and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended October 2, 2009, and has been the independent registered public accounting firm for the Company’s predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting, is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for the year ended October 2, 2009, results of the internal and external audit examinations, evaluations of the Company’s internal controls and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures and letter which were received by the committee from such firm.

Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 2, 2009, as filed with the SEC.

The Audit Committee

Kevin L. Beebe
Moiz M. Beguwala
Balakrishnan S. Iyer
David J. McLachlan
Robert A. Schriesheim, Chairman

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AUDIT FEES

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s fiscal 2009 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2009. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

	Fiscal Year		Fiscal Year
Fee Category	2009	% of Total	2008	% of Total

Audit Fees — Integrated Audit(1)	$1,215,000	97%	$1,356,000	97%
Audit-Related Fees(2)	5,000	0%	—	0%
Tax Fees(3)	33,000	3%	45,000	3%
All Other Fees(4)	2,000	0%	2,000	0%

Total Fees	$1,255,000	100%	$1,403,000	100%

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Fiscal year 2009 and fiscal year 2008 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes Oxley Act.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to registration statement filings and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $33,000 and $45,000 of the total tax fees for fiscal year 2009 and 2008, respectively. Tax advice and tax planning services relate to assistance with tax audits.

(4)	All other fees for fiscal year 2009 and 2008 consist of licenses for accounting research software.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm. The policy requires that all services to be provided by its independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP during fiscal 2009 and fiscal 2008.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2010 Annual Meeting of the Stockholders.

The Compensation Committee

Kevin L. Beebe
Timothy R. Furey, Chairman
David P. McGlade
Robert A. Schriesheim

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INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Who Sets Compensation for Senior Executives?

The Compensation Committee, which is comprised solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the Internal Revenue Code (“Section 162(m)”) and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components and amounts of compensation to be paid to our Chief Executive Officer, our Chief Financial Officer and each of our other executive officers, as well as any other officers or employees who report directly to the Chief Executive Officer.

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers during fiscal 2009 as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.”

What are the Objectives of Our Compensation Program?

The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:

(1) ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

(2) providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;

(3) providing short-term variable compensation that motivates executives and rewards them for achieving financial performance targets;

(4) providing long-term stock-based compensation that aligns the interest of our executives with stockholders and rewards them for increases in stockholder value; and

(5) ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

How Do We Determine the Components and Amount of Compensation to Pay?

The Compensation Committee sets compensation for the Named Executive Officers, including salary, short-term incentives and long-term stock-based awards, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

Retention of Compensation Consultant

The Compensation Committee has engaged Aon/Radford Consulting to assist the Compensation Committee in determining the components and amount of executive compensation. The consultant reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant’s advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations.

Skyworks Solutions, Inc. Proxy Statement  27

Role of Chief Executive Officer

The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the compensation of each of his direct reports, including the other Named Executive Officers. These recommendations include an assessment of each individual’s responsibilities, experience, individual performance and contribution to the Company’s performance, and also generally takes into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Establishment of Comparator Group Data

In determining compensation for each of the Named Executive Officers, the committee utilizes “Comparator Group” data for each position. For fiscal year 2009, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 45 semiconductor companies1 and (ii) the public “peer” group data for 14 publicly-traded semiconductor companies with which the Company competes for executive talent (the “Peer Group”):

*Anadigics *Analog Devices *Broadcom *Cypress Semiconductor	*Fairchild Semiconductor *Integrated Device Technology *Intersil *Linear Technology	*LSI Logic *National Semiconductor *ON Semiconductor *RF Micro Devices	*Silicon Laboratories *TriQuint Semiconductor

Utilization of Comparator Group Data

The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives and long-term stock-based compensation awards. In addition, in setting fiscal year 2009 compensation, the Compensation Committee sought and received input from its consultant regarding the base salaries for the Chief Executive Officer and each of his direct reports, the award levels and performance targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

After reviewing the data and considering the input, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also considered the input of the Chief Executive Officer, as well as the individual experience and performance of the executive.

In determining the compensation of our Chief Executive Officer, our Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills necessary to ensure our continued growth and success, (iii) the Chief Executive Officer’s role relative to other Named Executive Officers and (iv) the considerable length of his 15-year service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets and short-term incentive target opportunity, and equity-based compensation for 2009 were competitive for chief executive officers in the sector. The Chief Executive Officer was not present during voting or deliberations of the Compensation Committee

1 Where sufficient data was not available in the semiconductor survey data — for example, for a VP/General Manager position — the Comparator Group data reflected survey data regarding high-technology companies, which included a larger survey sample. Semiconductor companies included in the survey had average annual revenue of approximately $1 billion, whereas the high-technology companies included in the survey were segregated based on the annual revenue of the general manager’s business unit.

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concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of all of his direct reports, including the other Named Executive Officers.

What are the Components of Executive Compensation?

The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, 401(k) plan retirement benefits, and medical and insurance benefits. Consistent with our objective of ensuring that executive compensation is perceived as fair to all employees, the Named Executive Officers do not receive any retirement benefits beyond those generally available to our full-time employees, and we do not provide medical or insurance benefits to Named Executive Officers that are different from those offered to other full-time employees.

Base Salary

Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by its consultant. Based on these factors, base salaries of the Named Executive Officers for fiscal year 2009 were generally targeted at the Comparator Group median, with consideration given to role, responsibility, performance and length of service. After taking these factors into account, the base salary increase for each Named Executive Officer for fiscal year 2009 was approximately 4%, with the exception of the Chief Financial Officer, who received a 10% increase in order to bring his base salary closer to the median.

Short-Term Incentives

Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2009, the Compensation Committee adopted the 2009 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan established short-term incentive awards that could be earned semi-annually by certain officers of the Company, including the Named Executive Officers, based on the Company’s achievement of certain corporate performance metrics established on a semi-annual basis. Short-term incentives are intended to motivate and reward executives by tying a significant portion of their total compensation to the Company’s achievement of pre-established performance metrics that are generally short-term (i.e., less than one year). In establishing the short-term incentive plan, the Compensation Committee first determined a competitive short-term incentive target for each Named Executive Officer based on the Comparator Group data, and then set threshold, target and maximum incentive payment levels. At the target payout level, Skyworks’ short-term incentive was designed to result in an incentive payout equal to the median of the Comparator Group, while a maximum incentive payout for exceeding the performance metrics would result in a payout above the median of the Comparator Group, and a threshold payout for meeting the minimal corporate performance metrics would result in a payout below the median. The following table shows the incentive payment levels the Named Executive Officers could earn in fiscal year 2009 (shown as a percentage of base salary), depending on the Company’s achievement of the performance metrics. Actual performance between the threshold and the target metrics or between the target and maximum metrics was determined based on a linear sliding scale.

	Threshold	Target	Maximum

Chief Executive Officer	50%	100%	200%
Other Named Executive Officers	30%	60%	120%

For fiscal year 2009, in establishing the Incentive Plan, the Compensation Committee considered the fact that for the first half of fiscal 2009 our primary corporate goal was to increase revenue in excess of the market growth rate by gaining market share, while at the same time leveraging our fixed cost structure to generate higher earnings. As in the prior year, for fiscal year 2009, the Compensation Committee split the Incentive Plan into two six month performance periods, with the performance metrics focused on achieving business unit revenue, non-GAAP gross

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margin and specified non-GAAP operating margin targets, in addition to a cash and customer satisfaction metric. The weighting of the different metrics for the first half of fiscal year 2009 is set forth as follows.

			Non-
		Non-GAAP	GAAP	Customer
		Operating	Gross	Satisfaction	Cash
	Revenue	Margin %	Margin %	Metric	Metric

President and Chief Executive Officer; Vice President and Chief Financial Officer	20%	40%	20%	10%	10%
Vice President, Worldwide Operations	20%	20%	40%	10%	10%
Executive Vice President and General Manager, Front-End Solutions	30% (based on business unit revenue)	20% (based on business unit OM%)	30%	10%	10%
Senior Vice President, Sales and Marketing	30%	30% (based on business unit OM%)	20%	10%	10%

For the first half of fiscal 2009, each executive officer’s incentive award was consistent with the metrics set forth above, although the Compensation Committee exercised discretion permitted by the plan to make such award payments by waiving the minimum operating income margin metric, given that the Company nearly achieved such objective despite the severe and unanticipated economic downturn that occurred during the first half of fiscal 2009. The Company only made payments for the performance metrics that were achieved, and no payment was made based on the operating income margin metric. Accordingly, the Chief Executive Officer, Vice-President and Chief Financial Officer, Executive Vice President and General Manager, Front-End Solutions, Senior Vice President, Sales and Marketing, and Vice President, Worldwide Operations earned a first half incentive award equal to approximately 14%, 8%, 14%, 26% and 11% of their annual base salary, respectively. In addition, in recognition of their contributions to the Company’s performance during the first half of fiscal 2009, the Compensation Committee approved payments to approximately 800 other non-executive employees under non-executive incentive plans containing terms and conditions similar to the Incentive Plan. Consistent with the Incentive Plan (and other employee incentive plans), actual payments for the first six month performance period were capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. The amount held back was subsequently paid after the end of the fiscal year since the Company sustained its financial performance throughout fiscal year 2009.

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For the second half of fiscal year 2009, the Committee again established performance metrics based on achieving specified revenue, non-GAAP gross margin, non-GAAP operating margin targets and a cash and customer satisfaction metric. The weighting of the different metrics for the second half of fiscal year 2009 is set forth as follows.

			Non-
		Non-GAAP	GAAP	Customer
		Operating	Gross	Satisfaction	Cash
	Revenue	Margin %	Margin %	Metric	Metric

President and Chief Executive Officer; Vice President and Chief Financial Officer	20%	40%	20%	10%	10%
Vice President, Worldwide Operations	20%	20%	40%	10%	10%
Executive Vice President and General Manager, Front-End Solutions	10% (based on corporate revenue) 30% (based on business unit revenue)	20% (based on business unit OM%)	30%	10%	0%
Senior Vice President, Sales and Marketing	30%	10% (based on corporate OM%) 20% (based on business unit OM%)	20%	10%	10%

In determining the weightings among the Named Executive Officers, the Compensation Committee’s goal was to align the incentive compensation of each Named Executive Officer with the performance metrics such executive could most impact. For instance, the performance metrics for the Chief Executive Officer, Vice-President and Chief Financial Officer and Vice President, Worldwide Operations were designed to focus such executives on improving the Company’s competitive position and achieving profitable growth overall. The performance metrics for the Executive Vice President and General Manager, Front-End Solutions were designed to focus such executive on business unit revenue (i.e., the ramping of new products and expansion of the customer base), and the performance metrics for the Senior Vice President, Sales and Marketing were designed to focus such executive on increasing overall corporate revenue while at the same time increasing gross margin.

In the second half of the year, the Company met or exceeded its targets. Accordingly, the Chief Executive Officer, Vice-President and Chief Financial Officer, Executive Vice President and General Manager, Front-End Solutions, Senior Vice President, Sales and Marketing, and Vice President, Worldwide Operations earned a second half incentive award equal to approximately 95%, 57%, 57%, 57% and 57% of their annual base salary, respectively. The Compensation Committee determined to pay, in lieu of cash, unrestricted common stock of the Company for the portion of each of the Named Executive Officer’s second half short-term incentive earned above the “target” level. Accordingly, the Chief Executive Officer, the Vice-President and Chief Financial Officer, the Executive Vice President and General Manager, Front-End Solutions, Senior Vice President, Sales and Marketing, and the Vice President, Worldwide Operations each received approximately 47% of their respective second half incentive payments in the form of unrestricted common stock of the Company. In addition, the 20% “holdback” of the first half incentive was paid out to each executive officer due to the Company’s sustained financial performance.

For the full fiscal year, the total payments under the Incentive Plan to the Chief Executive Officer, Vice-President and Chief Financial Officer, the Executive Vice President and General Manager, Front-End Solutions, the Senior Vice President, Sales and Marketing, and the Vice President, Worldwide Operations were approximately 109%, 65%, 71%, 83% and 68% of their respective annual base salaries.

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The target financial performance metrics established by the Compensation Committee under the Incentive Plan are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum financial performance metrics established by the Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company’s performance exceeds the maximum metrics. The Compensation Committee believes it is appropriate to retain this discretion in order to make short-term incentive awards in extraordinary circumstances, such as existed during the severe and unanticipated economic downturn that occurred during the first half of fiscal 2009.

Long-Term Stock-Based Compensation

The Compensation Committee generally makes stock-based compensation awards to executive officers on an annual basis. Stock-based compensation awards are intended to align the interests of our executive officers with stockholders, and reward them for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a pre-scheduled Compensation Committee meeting. For fiscal year 2009, the Compensation Committee made awards to executive officers, including certain Named Executive Officers, on November 4, 2008, at a regularly scheduled Compensation Committee meeting. Stock options awarded to executive officers at the meeting had an exercise price equal to the closing price of the Company’s common stock on the meeting date.

In making stock-based compensation awards to certain executive officers for fiscal year 2009, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the outstanding number of shares that are typically used for employee compensation programs. The Compensation Committee then set the number of Skyworks shares of common stock that would be made available for executive officer awards at approximately the median of the Comparator Group based on the business need, internal and external circumstances and RiskMetrics/ISS guidelines. The Compensation Committee then reviewed the Comparator Group by executive position to determine the allocation of the available shares among the executive officers. The Compensation Committee then attributed a long-term equity-based compensation value to each executive officer. One-half of that value was converted to a number of stock options using an estimated Black-Scholes value, and the remaining half of the value was converted to a number of performance share awards (at target) based on the fair market value of the common stock. The Compensation Committee’s rationale for awarding performance shares is to further align the executive’s interest with those of the Company’s stockholders by using equity-awards that will vest only if the Company achieves a pre-established performance metric(s).

In addition, given the significant changes in the economic environment and the financial markets in the first half of fiscal 2009, and that certain previously granted performance share awards were not exempt from the deduction limitations under Section 162(m), on June 4, 2009, the Company gave each of its executive officers, including the Named Executive Officers, the opportunity to forfeit an outstanding Performance Share Award dated November 6, 2007, such executive had previously been granted (the “2007 PSA”) and receive, in its place, the following equity awards:

(1) a restricted stock award (the “2009 Replacement RSA”) covering shares equal to the “Threshold/Nominal” tranche of shares of the Company’s common stock that could be earned under the executive’s 2007 PSA, which shares will vest on November 6, 2010, provided that the executive continues employment with the Company through such date, and

(2) a Section 162(m) compliant performance share award (the “2009 Replacement PSA”, and together with the 2009 Replacement RSA, the “2009 Replacement Awards”) pursuant to which the executive will receive a number of shares of the Company’s common stock equal to the aggregate amount of the “Target” and

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“Maximum/Stretch” tranches of shares of the Company’s common stock that could be earned under the 2007 PSA, if certain conditions are satisfied. The conditions that must be satisfied are as follows:

(a) Relative Stock Price Performance Condition

The “Target” relative stock price condition, which covers 50% of the underlying shares, shall be deemed met on November 6, 2010, if the percentage change in the price of Skyworks’ common stock exceeds the 60th percentile of the Peer Group2 during the Measurement Period. The “Stretch” relative stock price condition, which covers 50% of the underlying shares, shall be deemed met on November 6, 2010, if the percentage change in the price of Skyworks’ common stock exceeds the 70th percentile of the Peer Group during the Measurement Period. For purposes of the 2009 Replacement PSA, the “Measurement Period” was deemed to have started on November 6, 2007, and will end on November 6, 2010.

(b) Continued Employment Condition

If the Relative Stock Price Performance Condition is met for either the “Target” or “Stretch” tranche (or both), then 50% of the total shares for which the relative stock price performance metric was met would be issuable to the executive on November 6, 2010, and the other 50% of such total shares would be issuable to the executive on November 6, 2011, provided that the executive is employed with Skyworks through such date(s).

Each of the Named Executive Officers accepted the Company’s offer and agreed to have his 2007 PSA cancelled and replaced with the 2009 Replacement Awards. The maximum number of shares issued under the 2009 Replacement Awards for each Named Executive Officer on June 10, 2009, is equal to the maximum number of shares that would have been issuable to such executive under his cancelled 2007 PSA.

Other Compensation and Benefits

We also provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee’s goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical plans, dental plans, vision plans, life insurance plans and disability insurance plans to executive officers under the same terms as such benefits are offered to all other employees. Additionally, executive officers are permitted to participate in the Company’s 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as all other employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any SERP or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees.

Although certain Named Executive Officers were historically provided an opportunity to participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”) — an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation — as a result of deferred compensation legislation under Section 409A of the Internal Revenue Code (“IRC”), effective December 31, 2005, the Company no longer permits employees to make contributions to the plan. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so.

Severance and Change of Control Benefits

None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations and in connection with terminations under certain circumstances following a change of

2 For purposes of the 2009 Replacement PSAs, Maxim Integrated Products was included in the Peer Group.

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control. A description of the material terms of our severance and change of control arrangements with the Named Executive Officers can be found under the “Potential Payments Upon Termination or Change of Control” section below.

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for two years after termination of employment. Outside of the change in control context, severance benefits are payable to the Named Executive Officers if their employment is involuntarily terminated by the Company without cause, or if a Named Executive Officer terminates his own employment for a good reason (as defined in the agreement). In addition, provided he forfeits certain equity awards and agrees to serve on the Company’s Board of Directors for a minimum of two years, the Chief Executive Officer is entitled to certain severance benefits upon termination of his employment for any reason on or after January 1, 2010. The Compensation Committee believes that this provision facilitates his retention with the Company. The level of each Named Executive Officer’s severance or other termination benefit is generally tied to his respective annual base salary and targeted short-term incentive opportunity (or past short-term incentive earned).

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment terminated under certain circumstances in connection with a change in control of the Company. These benefits are described in detail under the “Potential Payments Upon Termination or Change of Control” section below. The Named Executive Officers are also entitled to receive a tax gross-up payment (with a $500,000 cap for Named Executive Officers other than the Chief Executive Officer) if they become subject to the 20% golden parachute excise tax imposed by Section 280G of the IRC, as the Company believes that the executives should be able to receive their contractual rights to severance without being subject to punitive excise taxes. The Company further believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on enhancing stockholder value both before and during the change in control process.

Lastly, each Named Executive Officer’s outstanding unvested stock options and restricted stock awards fully vest upon the occurrence of a change in control. In addition, each outstanding performance share award shall be deemed earned as to the greater of (a) the “target” level or (b) the number of shares that would have been deemed earned under the award as of the day prior to the change in control. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company and encourages the Named Executive Officers to remain employed with the Company through the change in control process and to focus on enhancing stockholder value both before and during the process.

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Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2009, fiscal year 2008 and fiscal year 2007.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year		Salary ($)	($)(2)	($)(2)	($)(3)	($)(4)	($)

David J. Aldrich	2009		$598,077	$2,207,652	$932,825	$653,750	$12,879	$4,405,183
President and Chief Executive	2008		$583,404	$1,936,986	$933,064	$1,048,220	$12,191	$4,513,865
Officer	2007		$552,000	$837,318	$719,233	$691,276	$11,838	$2,811,665
Donald W. Palette	2009		$327,692	$346,441	$268,214	$215,738	$11,471	$1,169,556
Vice President and	2008		$305,769	$195,917	$195,653	$328,138	$12,199	$1,037,676
Chief Financial Officer	2007	(1)	$34,615	$5,005	$18,507	$56,354	$340	$114,821
Gregory L. Waters	2009		$378,846	$464,160	$278,907	$270,085	$10,025	$1,402,023
Executive Vice President and	2008		$370,635	$393,257	$270,445	$397,347	$9,464	$1,441,148
General Manager, Front-End Solutions	2007		$353,000	$240,198	$325,824	$252,715	$9,810	$1,181,547
Liam K. Griffin	2009		$352,923	$696,259	$258,069	$295,148	$44,888	$1,647,287
Senior Vice President,	2008		$344,000	$568,901	$249,207	$365,526	$82,132	$1,609,766
Sales and Marketing	2007		$318,000	$201,410	$189,483	$256,603	$136,062	$1,101,558
Bruce J. Freyman	2009		$350,923	$453,887	$308,879	$240,680	$11,772	$1,366,141
Vice President,	2008		$343,000	$344,246	$313,207	$335,879	$11,218	$1,347,550
Worldwide Operations	2007		$325,000	$121,820	$258,473	$262,252	$10,189	$977,734

(1)	Mr. Palette was hired as Vice-President and Chief Financial Officer effective August 20, 2007, at an annual salary of $300,000. In addition, he was guaranteed a short-term incentive payment for fiscal year 2007 equal to 25% of the incentive payout he would have received under the 2007 Incentive Plan had he been employed for the entire fiscal year.

(2)	The aggregate dollar amount of the expense recognized in fiscal years 2009, 2008 and 2007 for outstanding stock and options was determined in accordance with the provisions of ASC 718-Compensation-Stock Compensation (“ASC 718”), but without regard to any estimated forfeitures related to service-based vesting provisions. For a description of the assumptions used in calculating the fair value of equity awards under ASC 718, see Note 11 of the Company’s financial statements included in the Original Filing. The reported expense also reflects incremental expenses relating to the 2009 Replacement Awards as follows: Mr. Aldrich ($117,470), Mr. Palette ($13,705), Mr. Waters ($15,663), Mr. Griffin ($39,157) and Mr. Freyman ($19,578).

(3)	Reflects amounts paid to the Named Executive Officers pursuant to the Incentive Plan. For the second half of fiscal years 2008 and 2009, the portion of the Incentive Plan attributable to Company performance above the “target” performance metric was paid in the form of unrestricted common stock of the Company as follows: Mr. Aldrich (2008: $248,508; 2009: $270,000), Mr. Palette (2008: $77,794; 2009: $89,100), Mr. Waters (2008: $80,866; 2009: $102,600), Mr. Griffin (2008: $87,342; 2009: $95,580) and Mr. Freyman (2008: $64,839; 2009: $95,040). The number of shares awarded in lieu of cash was based on the fair market value of the common stock on November 4, 2008, and November 10, 2009, the dates the second half Incentive Plan payment for each fiscal year was approved by the Compensation Committee. For fiscal year 2007, all short-term incentive payments were made in cash.

(4)	“All Other Compensation” includes the Company’s contributions to each Named Executive Officer’s 401(k) plan account and the cost of group term life insurance premiums. Mr. Griffin’s amount includes subsidized mortgage and miscellaneous relocation expenses of $72,381, $124,741 and $34,548 for fiscal years 2007, 2008, and 2009, respectively.

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Grants of Plan-Based Awards Table

The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2009, including incentive awards payable under our Fiscal Year 2009 Executive Incentive Plan.

								All Other	All Other
								Stock	Option	Exercise
								Awards:	Awards:	or Base	Grant
		Possible Payouts Under			Estimated Future Payouts			Number	Number of	Price of	Date Fair
		Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Option	Value of
		Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Awards	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Sh)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(3)	(4)	Awards(5)

David J. Aldrich	11/4/2008	$300,000	$600,000	$1,200,000	75,000	150,000	300,000	n/a	300,000	$7.18	$3,505,921
President and Chief Executive Officer
Donald W. Palette	11/4/2008	$99,000	$198,000	$396,000	23,500	47,000	94,000	n/a	90,000	$7.18	$1,085,656
Vice President and Chief Financial Officer
Gregory L. Waters	11/4/2008	$114,000	$228,000	$456,000	26,000	52,000	104,000	n/a	100,000	$7.18	$1,202,520
Executive Vice President and General Manager, Front-End Solutions
Liam K. Griffin	11/4/2008	$106,200	$212,400	$424,800	26,000	52,000	104,000	n/a	100,000	$7.18	$1,202,520
Senior Vice President, Sales and Marketing
Bruce J. Freyman	11/4/2008	$105,600	$211,200	$422,400	23,500	47,000	94,000	n/a	90,000	$7.18	$1,085,656
Vice President, Worldwide Operations

(1)	Actual performance between the Threshold and Target metrics are paid on a linear sliding scale beginning at the Threshold percentage and moving up to the Target percentage. The same linear scale applies for performance between Target and Maximum metrics. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. For fiscal year 2009, the portion of the Incentive Plan payment attributable to Company performance above the Target level for the second half of the fiscal year was paid to the Named Executive Officers in the form of unrestricted common stock of the Company.

(2)	Represents performance share awards made on November 4, 2008, under the Company’s 2005 Long-Term Incentive Plan (the “FY09 PSA”). The FY09 PSAs have both “performance” and “continued employment” conditions that must be met in order for the executive to receive shares underlying the award. The “performance” condition required that the Company achieve certain pre-established non-GAAP operating margin metrics (i.e., “minimum,” “target” and “maximum” non-GAAP operating margin levels), with the “minimum” number of shares equal to one-half (1/2) the “target” share level, and the “maximum” number of shares equal to two times (2x) the “target” share level. For purposes of the FY09 PSAs, the “non-GAAP operating margin” meant the Company’s non-GAAP operating margin for Fiscal Year 2009 as reported publicly by the Company following the fiscal year end. Actual Company performance between the “minimum” and the “maximum” performance metrics was to be determined based on a linear sliding scale. The “continued employment” condition of the FY09 PSAs provides that, to the extent that the non-GAAP operating margin performance metric is met for the fiscal year, then one-third (33%) of the total shares for which the performance metric was met would be issuable to the executive on the first anniversary of the Grant Date, the next one-third (33%) of such shares would be issuable to the executive on the second anniversary of the Grant Date (the “Second Issuance Date”) , and the final one-third (33%) of such shares would be issuable to the Participant on the third anniversary of the Grant Date (the “Third Issuance Date”), provided that the executive continues employment with the Company through each such vesting date(s). In the event of termination by reason of death or permanent disability, the holder of an FY09 PSA (or his or her estate) would receive any shares that would have been issuable thereunder during the remaining term of the award (i.e., earned but unissued shares).

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(3)	The options vest over four years at a rate of 25% per year commencing one year after the date of grant, provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination.

(4)	Stock options awarded to executive officers had an exercise price equal to the closing price of the Company’s common stock on the grant date.

(5)	Amount reflects stock options and performance share awards granted on November 4, 2008. The total excludes the incremental FMV of the 2009 Replacement Awards as follows: Mr. Aldrich ($775,200), Mr. Palette ($90,440), Mr. Waters ($103,360), Mr. Griffin ($258,400) and Mr. Freyman ($129,200). As described above in “Long-Term Stock Based Compensation”, the 2009 Replacement Awards consisted of (a) the 2009 Replacement RSAs that vest on November 6, 2010, as follows: Mr. Aldrich (150,000 shares), Mr. Palette (17,500 shares), Mr. Waters (20,000 shares), Mr. Griffin (50,000 shares) and Mr. Freyman (25,000 shares); and (b) the 2009 Replacement PSAs as follows (at the “maximum” share level): Mr. Aldrich (300,000 shares), Mr. Palette (35,000 shares), Mr. Waters (40,000 shares), Mr. Griffin (100,000 shares) and Mr. Freyman (50,000 shares). The 2009 Replacement PSAs have both “performance” and “continued employment” conditions that must be met in order for the executive to receive any shares underlying the award. The “performance” condition requires that the percentage change in the price of Skyworks’ common stock exceeds the 60th percentile (i.e., “target” level of shares, which is equal to 50% of the total shares), and/or the 70th percentile (i.e., the “maximum” level of shares, which is equal to the other 50% of the total shares), of the Peer Group during the Measurement Period. The percentage change in the price of the common stock of the Company, as well as each member of the Peer Group, during the Measurement Period will be determined by comparing (x) the average of such entity’s stock price for the ninety (90) day period beginning on November 6, 2007 to (y) the average of the entity’s stock price for the ninety (90) day period ending on November 6, 2010. For purposes of calculating the average price of the common stock of an entity during such ninety (90) day periods, only “trading days” (days on which the NASDAQ Global Select Market is open for trading) shall be used in such calculation, and trading volume on any such trading day will not be factored into such calculation. For purposes of the 2009 Replacement PSAs, the “Measurement Period” was deemed to have started on November 6, 2007, and will end on November 6, 2010. The “continued employment” condition provides that, if the relative stock price performance condition is met for either the “Target” or “Maximum” tranche (or both), then 50% of the total shares for which the relative stock price performance metric was met would be issuable to the executive on November 6, 2010, and the other 50% of such total shares would be issuable to the executive on or about November 6, 2011, provided that the executive is employed with Skyworks through such date(s). In the event of termination by reason of death or permanent disability on or before the measurement date of a 2009 Replacement PSA, the holder (or his or her estate) would receive the greater of (a) the Target level of shares issuable or (2) the number of shares that would have been issuable thereunder based on the actual performance of the Company. In the event of termination by reason of death or permanent disability after the measurement date of a 2009 Replacement PSA (but before shares are issued), the holder (or his or her estate) would receive the number of shares that would have been issuable thereunder based on the actual performance of the Company. Upon the death or termination as a result of permanent disability of the holder, all restrictions on the sale of the 2009 Replacement RSAs would immediately lapse.

Skyworks Solutions, Inc. Proxy Statement  37

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of Fiscal Year 2009.

							Stock Awards
									Equity	Equity
									Incentive	Incentive
	Option Awards								Plan	Plan
				Equity					Awards:	Awards:
				Incentive					Number of	Market or
				Plan			Number	Market	Unearned	Payout Value
				Awards:			of Shares	Value of	Shares,	of Unearned
	Number of	Number of		Number of			or Units	Shares or	Units or	Shares,
	Securities	Securities		Securities			of Stock	Units of	Other	Units
	Underlying	Underlying		Underlying			That	Stock	Rights	or Other
	Unexercised	Unexercised		Unexercised	Option		Have	That	That	Rights That
	Options	Options		Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(1)	(#)(9)	($)(1)

David J. Aldrich	75,000	0		0	$44.688	4/26/10	210,000 (2)	$2,499,000	300,000	$3,570,000
President and Chief	75,000	0		0	$28.938	10/6/10
Executive Officer	160,000	0		0	$13.563	4/4/11
	175,000	0		0	$12.650	4/25/12
	500,000	0		0	$9.180	1/7/14
	274,254	0	(3)	0	$8.930	11/10/14
	187,500	62,500	(4)	0	$4.990	11/8/12
	125,000	125,000	(5)	0	$6.730	11/7/13
	45,000	135,000	(6)	0	$9.330	11/6/14
	0	300,000	(10)		$7.180	11/4/15
Donald W. Palette	12,000	100,000	(7)	0	$7.500	8/20/14	36,666 (2)	$436,325	64,500	$767,550
Vice President and	5,000	15,000	(6)	0	$9.330	11/6/14
Chief Financial Officer	0	90,000	(10)	0	$7.180	11/4/15
Gregory L. Waters	100,000	0		0	$9.180	1/7/14	36,666 (2)	$436,325	72,000	$856,800
Executive Vice President	64,530	0	(3)	0	$8.930	11/10/14
and General Manager,	75,000	25,000	(4)	0	$4.990	11/8/12
Front-End Solutions	37,500	37,500	(5)	0	$6.730	11/7/13
	12,500	37,500	(6)	0	$9.330	11/6/14
	0	100,000	(10)	0	$7.180	11/4/15
Liam K. Griffin	100,000	0		0	$24.780	9/7/11	66,666 (2)	$793,325	102,000	$1,213,800
Senior Vice President,	50,000	0		0	$12.650	4/25/12
Sales and Marketing	110,000	0		0	$9.180	1/7/14
	64,530	0	(3)	0	$8.930	11/10/14
	0	17,500	(4)	0	$4.990	11/8/12
	37,500	37,500	(5)	0	$6.730	11/7/13
	12,500	37,500	(6)	0	$9.330	11/6/14
	0	100,000	(10)	0	$7.180	11/4/15
Bruce J. Freyman	150,000	0	(8)	0	$5.120	5/2/15	40,000 (2)	$476,000	72,000	$856,800
Vice President,	30,000	10,000	(4)	0	$4.990	11/8/12
Worldwide Operations	30,000	30,000	(5)	0	$6.730	11/7/13
	11,250	33,750	(6)	0	$9.330	11/6/14
	0	90,000	(10)	0	$7.180	11/4/15

(1)	Assumes a price of $11.90 per share, the fair market value as of October 2, 2009.

(2)	Other than Mr. Palette’s restricted stock grant on August 20, 2007, which was made as part of a new hire grant package and vests 25% per year over four years, unvested restricted shares shown are comprised of (a) two-thirds (66%) of the November 6, 2007, grant and (b) 100% of the 2009 Replacement RSAs (as described in footnote 5 of the “Grants of Plan-Based Awards Table” above). The restricted stock awards made on November 6, 2007, had both performance and service based vesting conditions. The performance condition allowed for accelerated vesting of an award as of the first anniversary, second anniversary and, if not previously accelerated, the third anniversary of the grant date. Specifically, if the Company’s stock performance met or exceeded the 60th percentile of its selected peer group for the years ended on each of the first three anniversaries of the grant date, then one-third of the award vests upon each anniversary (up to 100%). If the restricted stock recipient met the service condition but not the performance condition in years one, two, three and four, the restricted stock would have vested in three equal installments on the second, third and fourth anniversaries of the grant date. In November 2008, the first third (33%) of the November 6, 2007 grant vested as a result of a performance accelerator triggered as the Company exceeded the 60th percentile of its

Skyworks Solutions, Inc. Proxy Statement  38

peers on the basis of stock performance. In November 2009, another third (33%) of such grant vested as a result of a performance accelerator triggered as the Company exceeded the 60th percentile of it peers. In addition, the last third (33%) of such grant vested in November 2009 as a result of the passage of time.

(3)	These options were granted on November 10, 2004, and vested at a rate of 25% per year until they became fully vested on November 10, 2008.

(4)	These options were granted on November 8, 2005, and vested at a rate of 25% per year until they became fully vested on November 8, 2009.

(5)	These options were granted on November 7, 2006, and vest at a rate of 25% per year until fully vested on November 7, 2010.

(6)	These options were granted on November 6, 2007, and vest at a rate of 25% per year until fully vested on November 6, 2011.

(7)	These options were granted on August 20, 2007, and vest at a rate of 25% per year until fully vested on August 20, 2011.

(8)	These options were granted on May 2, 2005, and vested at a rate of 25% per year until they became fully vested on May 2, 2009.

(9)	Reflects the FY09 PSAs and 2009 Replacement PSAs awarded to the Named Executive Officers on November 4, 2008, and June 10, 2009, respectively, both at the “target” level, and as described in footnotes 2 and 5 of the “Grants of Plan-Based Awards Table” above, respectively. With respect to the FY09 PSAs, the Company achieved 95.8% of the “maximum” non-GAAP operating margin and, accordingly, on November 4, 2009, the Company issued one-third of each executive’s “earned” shares, and held back the other two-thirds of such “earned” shares for possible issuance on the Second and/or Third Issuance Dates provided the executive meets the continued employment condition.

(10)	These options were granted on November 4, 2008, and vest at a rate of 25% per year until fully vested on November 4, 2012.

Option Exercises and Stock Vested Table

The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(2)

David J. Aldrich President and Chief Executive Officer	225,000	$1,531,130	148,843	$992,375
Donald W. Palette Vice President and Chief Financial Officer	88,000	$586,714	9,584	$93,342
Gregory L. Waters Executive Vice President and General Manager, Front-End Solutions	225,000	$965,724	37,767	$250,946
Liam K. Griffin Senior Vice President, Sales and Marketing	102,500	$919,040	37,767	$250,946
Bruce J. Freyman Vice President, Worldwide Operations	100,000	$826,230	27,500	$174,150

(1)	Includes restricted stock that vested on November 6, 2008, and November 7, 2008, for Mr. Aldrich (30,000 shares and 100,000 shares), Mr. Waters (8,334 shares and 25,000 shares), Mr. Griffin (8,334 shares and 25,000 shares) and Mr. Freyman (7,500 shares and 20,000 shares) and restricted stock that vested on

Skyworks Solutions, Inc. Proxy Statement  39

May 11, 2009 for Mr. Aldrich (18,843), Mr. Waters (4,433), and Mr. Griffin (4,433). For Mr. Palette, the table includes restricted stock that vested on November 6, 2008 (3,334 shares) and August 20, 2009 (6,250 shares).

(2)	Represents the aggregate fair market value of the stock awards on the applicable vesting dates.

Nonqualified Deferred Compensation Table

In prior fiscal years, certain executive officers were provided an opportunity to participate in the Company’s Executive Compensation Plan, an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation, as a result of deferred compensation legislation under Section 409A of the IRC. Effective December 31, 2005, the Company no longer permits employees to make contributions to the Executive Compensation Plan. Mr. Aldrich is the only Named Executive Officer that participated in the Executive Compensation Plan. Mr. Aldrich’s contributions are credited with earnings/losses based upon the performance of the investments he selects. Upon retirement, as defined, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while it was active, it never made any company contributions.

The following table summarizes the aggregate earnings in the fiscal year 2009 for Mr. Aldrich under the Executive Compensation Plan.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals /	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)(1)

David J. Aldrich, President and Chief Executive Officer	$0	$0	$1,302	$0	$622,469

(1)	Balance as of October 2, 2009. This amount is comprised of Mr. Aldrich’s individual contributions and the return/(loss) generated from the investment of those contributions.

Potential Payments Upon Termination or Change of Control

Chief Executive Officer

In January 2008, the Company entered into an amended and restated Change of Control / Severance Agreement with Mr. Aldrich (the “Aldrich Agreement”). The Aldrich Agreement sets out severance benefits that become payable if, within two (2) years after a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for a period of eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, Mr. Aldrich’s Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards.

The Aldrich Agreement also sets out severance benefits outside of a change of control that become payable if, while employed by the Company, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) terminates

Skyworks Solutions, Inc. Proxy Statement  40

his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to such termination and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the termination occurs or (y) the target annual short-term incentive award for the year in which the termination occurs); and (ii) full acceleration of the vesting of all outstanding stock options and restricted stock awards, with such stock options to remain exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), and, with respect to any performance share awards outstanding, shares subject to such award will be deemed earned to the extent any such shares would have been earned pursuant to the terms of such award as of the day prior to the date of such termination (without regard to any continued service requirement) (collectively, “Severance Benefits”). In the event of Mr. Aldrich’s death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

In addition, the Aldrich Agreement provides that if Mr. Aldrich voluntarily terminates his employment after January 1, 2010, subject to certain notice requirements and his availability to continue to serve on the Board of Directors of the Company and as chairman of a committee thereof for up to two (2) years, he shall be entitled to the Severance Benefits; provided however, that all Company stock options, stock appreciation rights, restricted stock, and any other equity-based awards, which were both (a) granted to him in the eighteen (18) month period prior to such termination and (b) scheduled to vest more than two (2) years from the date of such termination, will be forfeited.

The Aldrich Agreement is intended to be compliant with Section 409A of the IRC and has a three (3) year term. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

Other Named Executive Officers

In January 2008, the Company entered into Change of Control / Severance Agreements with each of Bruce J. Freyman, Liam K. Griffin, Donald W. Palette and Gregory L. Waters (each a “COC Agreement”). Each COC Agreement sets out severance benefits that become payable if, within twelve (12) months after a change of control, the executive either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to the executive in such circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short-term incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment limited to a maximum of $500,000 for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, each COC Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards. In the case of Mr. Freyman’s COC Agreement, the severance payment due will be paid out in bi-weekly installments over a twelve (12) month period.

Each COC Agreement also sets out severance benefits outside a change of control that become payable if, while employed by the Company, the executive is involuntarily terminated without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a payment equal to the sum of (x) his annual base salary and (y) any short-term incentive award then due; and (ii) all then vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the

Skyworks Solutions, Inc. Proxy Statement  41

expiration of their respective maximum terms). In the case of Mr. Freyman’s COC Agreement, any severance payment due will be paid out in bi-weekly installments over a twelve (12) month period. In the event of the executive’s death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Each COC Agreement is intended to be compliant with Section 409A of the IRC and has an initial two (2) year term, which is thereafter renewable on an annual basis for up to five (5) additional years upon mutual agreement of the Company and the executive. Additionally, each COC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and, except for Mr. Freyman’s COC Agreement, each contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. Mr. Freyman’s COC Agreement contains non-solicitation provisions applicable to him while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the COC Agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of Skyworks; (ii) a change, without Board of Directors approval, of a majority of the Board of Directors of Skyworks; (iii) the acquisition of Skyworks by means of a reorganization, merger, consolidation or asset sale; or (iv) the approval of a liquidation or dissolution of Skyworks. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of Skyworks; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in base compensation or authority, duties or responsibility, (ii) a material change in office location, or (iii) any action or inaction constituting a material breach by Skyworks of the terms of the agreement.

The following table summarizes payments and benefits that would be made to the Named Executive Officers under their change of control/severance agreements with the Company in the following circumstances as of October 2, 2009:

•	termination without cause or for good reason in the absence of a change of control;

•	termination without cause or for good reason after a change of control;

•	after a change of control not involving a termination of employment for good reason or for cause; and

•	in the event of termination of employment because of death or disability.

Skyworks Solutions, Inc. Proxy Statement  42

The following table does not reflect any equity awards made after October 2, 2009.

		Before	After
		Change in	Change in
		Control:	Control:
		Termination	Termination
		w/o Cause	w/o Cause
		or for	or for	Upon Change	Death/
		Good Reason	Good Reason	in Control	Disability
Name	Benefit	(1)	(1)	(1)	(1)

David J. Aldrich	Salary and Short-Term Incentive(4)	$2,396,154	$2,995,192	$0	$0
President and Chief	Accelerated Options	$2,841,075	$2,841,075	$2,841,075	$2,841,075
Executive Officer(2)	Accelerated Restricted Stock	$2,499,000	$2,499,000	$2,499,000	$2,499,000
	Accelerated Performance Shares	$0	$3,570,000	$3,570,000	$3,570,000
	Medical	$0	$20,590	$0	$0
	Excise Tax Gross-Up(3)	$0	$2,085,024	$0	$0

	TOTAL	$7,736,229	$14,010,881	$8,910,075	$8,910,075

Donald W. Palette	Salary and Short-Term Incentive(4)	$525,692	$1,051,385	$0	$0
Vice President and	Accelerated Options	$0	$903,350	$903,350	$903,350
Chief Financial Officer	Accelerated Restricted Stock	$0	$436,325	$436,325	$436,325
	Accelerated Performance Shares	$0	$767,550	$767,550	$767,550
	Medical	$0	$23,219	$0	$0
	Excise Tax Gross-Up(3)	$0	$500,000	$0	$0

	TOTAL	$525,692	$3,681,829	$2,107,225	$2,107,225

Gregory L. Waters	Salary and Short-Term Incentive(4)	$606,846	$1,213,692	$0	$0
Executive Vice President	Accelerated Options	$0	$935,000	$935,000	$935,000
and General Manager,	Accelerated Restricted Stock	$0	$436,325	$436,325	$436,325
Front-End Solutions	Accelerated Performance Shares	$0	$856,800	$856,800	$856,800
	Medical	$0	$23,219	$0	$0
	Excise Tax Gross-Up(3)	$0	$500,000	$0	$0

	TOTAL	$606,846	$3,965,037	$2,228,125	$2,228,125

Liam K. Griffin	Salary and Short-Term Incentive(4)	$565,323	$1,130,646	$0	$0
Senior Vice President,	Accelerated Options	$0	$883,175	$883,175	$883,175
Sales and Marketing	Accelerated Restricted Stock	$0	$793,325	$793,325	$793,325
	Accelerated Performance Shares	$0	$1,213,800	$1,213,800	$1,213,800
	Medical	$0	$23,219	$0	$0
	Excise Tax Gross-Up(3)	$0	$500,000	$0	$0

	TOTAL	$565,323	$4,544,166	$2,890,300	$2,890,300

Bruce J. Freyman	Salary and Short-Term Incentive(4)	$562,123	$1,124,246	$0	$0
Vice President,	Accelerated Options	$0	$735,738	$735,738	$735,738
Worldwide Operations	Accelerated Restricted Stock	$0	$476,000	$476,000	$476,000
	Accelerated Performance Shares	$0	$856,800	$856,800	$856,800
	Medical	$0	$20,590	$0	$0
	Excise Tax Gross-Up(3)	$0	$500,000	$0	$0

	TOTAL	$562,123	$3,713,374	$2,068,538	$2,068,538

(1)	Assumes a price of $11.90 per share, based on the closing sale price of the Company’s common stock on the NASDAQ Global Select Market on October 2, 2009. Excludes Mr. Aldrich’s contributions to deferred compensation plan as there have been no employer contributions.

(2)	Good reason in change in control circumstances for Mr. Aldrich includes voluntarily terminating employment.

(3)	Other than Mr. Aldrich, the Named Executive Officer’s excise tax gross-up is capped at $500,000.

Skyworks Solutions, Inc. Proxy Statement  43

(4)	Assumes an Incentive Plan payment at the target level, and does not include the value of accrued vacation/paid time off to be paid upon termination as required by law.

Director Compensation

Directors who are not employees of the Company are paid, in quarterly installments, an annual retainer of $50,000. Additional annual retainers are paid, in quarterly installments, to the Chairman of the Board ($17,500); the Chairman of the Audit Committee ($15,000); the Chairman of the Compensation Committee ($10,000); and the Chairman of the Nominating and Governance Committee ($5,000). Additional annual retainers are also paid, in quarterly installments, to directors who serve on committees in roles other than as Chairman as follows: Audit Committee ($5,000); Compensation Committee ($3,000); and Nominating and Corporate Governance Committee ($2,000). In addition, the Compensation Committee retains discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director(s) for extraordinary service during a fiscal year.

In addition, non-employee directors receive the following stock-based compensation: each non-employee director, when first elected to serve as a director, automatically receives a nonqualified stock option to purchase 25,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant, and a restricted stock award for 12,500 shares of common stock. In addition, following each annual meeting of stockholders, each non-employee director who is continuing in office or re-elected receives a restricted stock award for 12,500 shares. Unless otherwise determined by the Board of Directors, the nonqualified stock options awarded under the 2008 Director’s Plan will vest in four (4) equal annual installments and the restricted stock awards under the 2008 Director’s Plan will vest in three (3) equal annual installments. In the event of a change of control of the Company, the outstanding options and restricted stock under the 2008 Director’s Plan shall become fully exercisable and deemed fully vested, respectively.

No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of the Company.

Director Compensation Table

The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2009.

	Fees Earned
	or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(3)	($)(1)(2)	($)(1)(2)	($)

David J. McLachlan, Chairman	$74,500	$42,402	$35,047	$151,949
Timothy R. Furey	$62,000	$42,402	$35,047	$139,449
Kevin L. Beebe	$61,750	$42,402	$35,047	$139,199
David P. McGlade	$58,750	$42,402	$51,147	$152,299
Robert A. Schriesheim	$68,000	$42,402	$58,864	$169,266
Balakrishnan S. Iyer	$57,500	$42,402	$35,047	$134,949
Moiz M. Beguwala	$54,500	$42,402	$35,047	$131,949
Thomas C. Leonard	$50,000	$42,402	$35,047	$127,449

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended October 2, 2009 in accordance with ASC 718 and, accordingly, includes amounts from options granted prior to fiscal year 2009. For a description of the assumptions used in calculating the fair value of equity awards under ASC 718, see Note 11 of the Company’s financial statements included in the Original Filing. The non-employee

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members of our board of directors who held such position on October 2, 2009, held the following aggregate number of unexercised options as of such date:

Number of
Securities Underlying
Name	Unexercised Options

David J. McLachlan, Chairman	180,000
Timothy R. Furey	135,000
Kevin L. Beebe	105,000
David P. McGlade	90,000
Robert A. Schriesheim	60,000
Balakrishnan S. Iyer	309,435
Moiz M. Beguwala	216,840
Thomas C. Leonard	150,000

(2)	The following table presents the fair value of each grant of restricted stock in fiscal 2009 to non-employee members of our board of directors, computed in accordance with ASC 718:

		Number	Grant Date
	Grant	of Securities	Fair Value
Name	Date	Awarded	of Shares(4)

David J. McLachlan, Chairman	5/12/09	12,500	$105,875
Timothy R. Furey	5/12/09	12,500	$105,875
Kevin L. Beebe	5/12/09	12,500	$105,875
David P. McGlade	5/12/09	12,500	$105,875
Robert A. Schriesheim	5/12/09	12,500	$105,875
Balakrishnan S. Iyer	5/12/09	12,500	$105,875
Moiz M. Beguwala	5/12/09	12,500	$105,875
Thomas C. Leonard	5/12/09	12,500	$105,875

(3)	Director meeting fees were not prorated for committee assignment changes that became effective May 12, 2009 (i.e., when Mr. Iyer replaced Mr. Beebe as Chairman of the Nominating and Corporate Governance Committee, and Mr. Beguwala replaced Mr. McGlade as a member of the Audit Committee, each director received quarterly fees as if they had held both positions throughout the applicable quarter).

(4)	Based on the fair market value of $8.47 per share of common stock on May 12, 2009.

Equity Compensation Plan Information

The Company currently maintains nine (9) stock-based compensation plans under which our securities are authorized for issuance to our employees and/or directors:

•	the 1994 Non-Qualified Stock Option Plan

•	the 1996 Long-Term Incentive Plan

•	the 1999 Employee Long-Term Incentive Plan

•	the Directors’ 2001 Stock Option Plan

•	the Non-Qualified Employee Stock Purchase Plan

•	the 2002 Employee Stock Purchase Plan

•	the Washington Sub, Inc. 2002 Stock Option Plan

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•	the 2005 Long-Term Incentive Plan, and

•	the 2008 Director Long-Term Incentive Plan.

Except for the 1999 Employee Long-Term Incentive Plan, the Washington Sub, Inc. 2002 Stock Option Plan and the Non-Qualified Employee Stock Purchase Plan, each of the foregoing stock-based compensation plans was approved by our stockholders. A description of the material features of each non-stockholder approved plan is provided below under the headings “1999 Employee Long-Term Incentive Plan,” “Washington Sub, Inc. 2002 Stock Option Plan” and “Non-Qualified Employee Stock Purchase Plan.”

The following table presents information about these plans as of October 2, 2009.

Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants,		Options, Warrants	Securities Reflected in
Plan Category	and Rights		and Rights	Column(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	6,122,380	(1)	$9.17	14,971,285	(3)
Equity compensation plans not approved by security holders	12,228,500		$11.07	0	(4)

Total	18,350,880	(2)	$10.44	14,971,285

(1)	Excludes 748,979 unvested restricted shares and 3,001,915 unvested shares under performance shares awards.

(2)	Includes 1,642,149 options held by non-employees (excluding non-employee directors).

(3)	No further grants will be made under the 1994 Non-Qualified Stock Option Plan.

(4)	No further grants will be made under the Washington Sub Inc. 2002 Stock Option Plan or the 1999 Employee Long-Term Incentive Plan.

1999 Employee Long-Term Incentive Plan

The Company’s 1999 Employee Long-Term Incentive Plan (the “1999 Employee Plan”) provided for the grant of non-qualified stock options to purchase shares of the Company’s common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant’s termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a “change in control” of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment which affects outstanding options be consented to by the holder of the options. As of April 26, 2009, no additional grants were issuable under the 1999 Employee Long-Term Incentive Plan.

Washington Sub, Inc. 2002 Stock Option Plan

The Washington Sub, Inc. 2002 Stock Option Plan (the “Washington Sub Plan”) became effective on June 25, 2002. At the time of the spin-off of Conexant’s wireless business and merger of such business into Alpha Industries, Inc., outstanding Conexant options granted pursuant to certain Conexant stock-based compensation plans were converted so that following the spin-off and merger each holder of those certain Conexant options held (i) options to purchase shares of Conexant common stock and (ii) options to purchase shares of Skyworks common stock. The purpose of the Washington Sub Plan is to provide a means for the Company to perform its obligations with respect to these converted stock options. The only participants in the Washington Sub Plan are those persons who, at the time of the spin-off and merger, held outstanding options granted pursuant to certain Conexant stock option plans. No

Skyworks Solutions, Inc. Proxy Statement  46

further options to purchase shares of Skyworks common stock have been or will be granted under the Washington Sub Plan. The Washington Sub Plan contains a number of sub-plans, which contain terms and conditions that are applicable to certain portions of the options subject to the Washington Sub Plan, depending upon the Conexant stock option plan from which the Skyworks options granted under the Washington Sub Plan were derived. The outstanding options under the Washington Sub Plan generally have the same terms and conditions as the original Conexant options from which they are derived. Most of the sub-plans of the Washington Sub Plan contain provisions related to the effect of a participant’s termination of employment with the Company, if any, and/or with Conexant on options granted pursuant to such sub-plan. Several of the sub-plans under the Washington Sub Plan contain specific provisions related to a change in control of the Company.

Non-Qualified ESPP

The Company also maintains a Non-Qualified Employee Stock Purchase Plan to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified Employee Stock Purchase Plan is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently comprises, and during fiscal year 2009 was comprised of, Messrs. Beebe, Furey (Chairman), McGlade and Schriesheim. No member of this committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of Skyworks has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Skyworks.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation agreements and other arrangements which are described above in “Executive Compensation”, since October 4, 2008, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by the Company’s General Counsel and approved in advance by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

OTHER PROPOSED ACTION

As of the date of this Proxy Statement, the directors know of no business which is expected to come before the Annual Meeting other than (i) the election of the nominees to the Board of Directors and (ii) the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2010. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our equity securities to file reports of holdings and transactions in securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to us, and written representations provided to us, with respect to our fiscal year ended October 2, 2009, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our common stock with respect to such fiscal year were timely made.

SOLICITATION EXPENSES

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional compensation for any such services. We have retained Mellon Investor Services to assist in the solicitation of proxies, at a cost to the Company of approximately $8,000, plus out-of-pocket expenses.

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VIEWING OF PROXY MATERIALS VIA THE INTERNET

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2009, as filed with the SEC, are available to stockholders without charge via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals or nominations may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2011 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2011 proxy statement, any such proposals or nominations must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal offices at 20 Sylvan Road, Woburn, MA 01801, no later than December 31, 2010, and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Additionally, the Company must have notice of any stockholder proposal or nomination to be submitted at the 2011 annual meeting (but not required to be included in the proxy statement) not later than February 12, 2011 or, in the event that the 2011 annual meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2010 annual meeting, the later of February 12, 2011 or the 10th day following the day on which public announcement of the date of the 2011 annual meeting is first made by the Company, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

The stockholder’s submission must include, with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address and the number of shares of common stock of the Company which are owned beneficially and of record and must also set forth: (i) as to each person proposed for nomination for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to any other business proposed to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Proposals or nominations not meeting these requirements will not be entertained at the 2011 annual meeting.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Skyworks Solutions, Inc. Proxy Statement  49

ANNUAL MEETING OF STOCKHOLDERS OF SKYWORKS SOLUTIONS, INC. May 11, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.skyworksinc.com/annualreport Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000001000 8 051110 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three (3) members of the Board of Directors of the Company as FOR AGAINST ABSTAIN Class II Directors with terms expiring at the fiscal year 2013 Annual 2. To ratify the selection of KPMG LLP as the Company’s Meeting of Stockholders: independent registered public accounting firm for fiscal year NOMINEES:2010. FOR ALL NOMINEES O Kevin L. Beebe 3. To transact such other business as may properly come before the Annual Meeting O Timothy R. Furey or any adjournment or postponement thereof. WITHHOLD AUTHORITY O David J. McLachlan FOR ALL NOMINEES THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER FOR ALL EXCEPT DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS (See instructions below) GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” http://www.amstock.com. Click on Shareholder Account Access to enroll. Please and fill in the circle next to each nominee you wish to withhold, as shown here: enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. I/We will attend the annual meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 SKYWORKS SOLUTIONS, INC. Proxy for Annual Meeting of Stockholders May 11, 2010 SOLICITED BY THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints David J. Aldrich and Mark V. B. Tremallo, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on May 11, 2010, at the DoubleTree Hotel Boston — Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31, 2010, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475